UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 25, 2003
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On November 25, 2003, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    November 25, 2003

EXHIBIT INDEX

Exhibit 99.1   Press release, dated November 25, 2003

Exhibit 99.1-Press release, dated November 25, 2003.

QUANTUM CORPORATION REORGANIZES TO CREATE STRONGER OPERATIONAL PLATFORM AND LEVERAGE CROSS-COMPANY SYNERGIES

Integration of DLTtape Group and Storage Solutions Group Will Benefit Customers, Reduce Costs and Provide Greater Opportunities for Growth

SAN JOSE, Calif., Nov. 25, 2003 - Quantum Corp. (NYSE:DSS), a global leader in data storage, today announced that it is reorganizing to create a stronger operational platform for profit and growth and leverage synergies across the company.  Quantum’s two business groups, the DLTtapeTM Group (DLTG) and the Storage Solutions Group (SSG), are being integrated into one organization with a consolidated operations function and three business units – Storage Devices, Media, and Storage Systems.  The company will also combine the DLTG and SSG sales organizations into one OEM sales force and one Quantum-branded sales force.  Rick Belluzzo will continue in his role as chairman and CEO, and John Gannon, who has been president of DLTG, will assume the position of president and COO for the company.

“Over the past year, we’ve made progress in a number of areas, including gaining market share, increasing our tape drive revenue and gross margins, growing our automation revenues and reducing operating expenses,” said Belluzzo.  “The changes announced today will enable us to build on this progress by combining our strengths across Quantum to serve customers even better, further reduce costs and provide greater opportunities for growth.”

By integrating the two separate business groups, Quantum will eliminate duplicative functions and make it easier for customers, suppliers and other partners to do business with the company.  Customers, in particular, will be able to leverage Quantum’s full range of products – from the entry-level DLT VS80 tape drive to the new enterprise-level “MAKO” PX720 tape library – as well as its expertise, technology, services and support, from a single dedicated Quantum team that understands all their backup, archive and recovery needs.  With one operational platform for Quantum’s tape drives, tape media, tape libraries and disk-based backup systems, customers will benefit from improved cost efficiencies, product integration and time-to-market.  At the same time, as an industry leader in data protection committed to meeting end-user needs, Quantum will continue to work closely with its automation partners in delivering DLTtape-based solutions and continue to provide multiple tape drive formats in the company’s broad range of tape libraries.

“Our strategy remains the same – to deliver highly reliable backup, archiving and recovery solutions that meet demanding requirements for data integrity and availability with superior price performance,” said Belluzzo.

As a result of the organizational changes announced today, Quantum will reduce its workforce by approximately 110 employee and 20 contractor positions, through the elimination of duplicative jobs and other streamlining.  In addition, Larry Orecklin – who has been president of the Storage Solutions Group – has chosen to leave the company to pursue other opportunities.

The company expects to incur restructuring charges related to the current reorganization, as well as previously discussed restructuring, of approximately $10 million to $15 million over the next several quarters, with the majority being taken in the current quarter.

In conjunction with today’s announcement, Quantum also provided GAAP guidance for the December quarter.  Quantum said it expects revenue and GAAP gross margins to be roughly flat sequentially, with GAAP operating expenses in the range of $78 million to $83 million.  As a result, the company said it expects the GAAP loss per share for the December quarter to be in the range of 14 to 17 cents.  Non-GAAP expectations remain the same as previously stated on October 23, 2003.

The difference between GAAP and non-GAAP numbers for the December quarter reflects approximately $14 million to $19 million in severance- and facility-related charges – including a $7 million impairment charge associated with Quantum’s Colorado Springs facility – as well as approximately $4 million in amortization of intangibles.  (For a reconciliation of these GAAP to non-GAAP figures, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected Fiscal Year 2004 Third Quarter Data.)

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization, special charges and valuation charges related to Quantum’s facility in Colorado Springs, Colorado.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Quantum’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance.  For instance, management believes these non-GAAP financial measures are helpful in assessing Quantum’s core operating results.  In addition, these non-GAAP financial measures facilitate management's internal comparisons to Quantum’s historical operating results and comparisons to competitors' operating results.  Quantum includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational decision-making.  In addition, Quantum has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2004 THIRD QUARTER DATA

Projected GAAP gross margin rate	Roughly flat sequentially
Adjustment: Projected amortization of acquisition-related intangibles	Approximately $3 million
Projected non-GAAP gross margin rate	Roughly flat sequentially

Projected GAAP operating expenses	Range of $78-83 million
Adjustment: Mostly projected amortization of acquisition-related intangibles, restructuring charges and facility impairment	Approximately $15-20 million
Projected non-GAAP operating expenses	Roughly flat sequentially

Projected GAAP loss per share	Range of 14-17 cents
Adjustment: Projected amortization of acquisition-related intangibles, restructuring charges and facility impairment	Approximately 10-13 cents
Projected non-GAAP loss per share	Roughly flat sequentially

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage, delivering highly reliable backup, archive and recovery solutions that meet demanding requirements for data integrity and availability with superior price performance.  Quantum is the world's largest supplier of half-inch cartridge tape drives, and its DLTtape technology is the standard for tape backup and archiving of business-critical data for the mid-range enterprise.  Quantum is also a leader in the design, sale and service of autoloaders and automated tape libraries used to manage, store and transfer data.  Over the past year, Quantum has been one of the pioneers in the emerging market of disk-based backup, offering a solution that emulates a tape library and is optimized for data protection.  Quantum sales for the fiscal year ended March 31, 2003, were $871 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLT, DLTtape, SDLT, Super DLTtape, DLTSage, DX and MAKO are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our statements relating to the expected benefits from our planned reorganization, including our expectation that the reorganization will provide a stronger operational platform, greater synergies, reduced costs, opportunities for growth and other benefits.  In addition, forward-looking statements include statements concerning the amount and timing of special charges that we expect to incur in connection with the reorganization, and statements about our outlook for the current quarter. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our success in integrating our two product divisions, the ultimate cost of this integration, customer acceptance of, and demand for, our products, our ability to generate greater opportunities for growth, and the actual operating results attained for the balance of the quarter.

More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Trends and Uncertainties," pages 50 to 61, in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.